Exhibit 99.1

Contacts:

John W. Smolak	Scott M. Tsujita
EVP, CFO & CAO Hypercom Corporation	SVP Finance, Treasury & Investor Relations Hypercom Corporation
Phone: 602-504-4750	Phone: 602-504-5161
Email: jsmolak@hypercom.com	Email: stsujita@hypercom.com

FOR IMMEDIATE RELEASE

HYPERCOM CORPORATION ANNOUNCES
THIRD QUARTER 2004 FINANCIAL RESULTS

Highlights:

•	Revenue of $63.2 million compared to current street consensus of $63.0 million and prior year revenue of $59.4 million.

•	Income from continuing operations of $2.6 million compared to a current street consensus of $5.1 million, EPS of $0.01 per share compared to street consensus of $0.05 per share.

•	Reaffirmation of full year revenue, income from continuing operations, and adjusted EBITDA guidance.

PHOENIX, October 29, 2004—Hypercom Corporation (NYSE: HYC) a leading global provider of electronic payment solutions, today announced its financial results for the three months ended September 30, 2004.

The Company announced third quarter net income from continuing operations of $0.6 million or $0.01 per fully diluted share, on revenue of $63.2 million, versus net income from continuing operations of $3.0 million or $0.06 per fully diluted share, on revenues of $59.4 million in the same quarter a year ago. While the Company does not provide quarterly guidance, the Company noted that the third quarter revenues fell short of the street consensus estimates prior to the recent pre-announcement. Despite this shortfall, the Company reaffirmed its full year revenue guidance of $254-260 million, noting a deferral of orders from the third quarter due to a component shortage, as well as anticipated increased demand for multi-lane and outdoor quick service restaurant products in fourth quarter. The Company also reaffirmed its full year guidance for income from continuing operations of $8.1-9.5 million and full year adjusted EBITDA from continuing operations of $16.6-18.0 million.

Revenues were negatively impacted by a delay in component deliveries for the Optimum L4100 multi-lane product. The delay resulted in a deferral of revenue into the fourth quarter. The component issue was resolved in the fourth quarter and those orders previously deferred have been shipped.

The Company’s gross margin was impacted in the third quarter of 2004 by product mix and incremental inventory reserves that combined to reduce the third quarter gross margin to 39.0% compared to 40.6%

for the comparable quarter of the prior year (normalized for a one-time $2.4 million sale of fully depreciated operating leases in Brazil).

Selling, general, and administrative expenses were generally in line with historical trends and expectation although the Company incurred increased expenses related to Sarbanes-Oxley compliance and attestation that resulted in costs that were approximately $0.5 million higher than previously anticipated.

Income tax expense for the third quarter was $0.9 million compared to $1.5 million in the second quarter of 2004. The decrease in income tax expense from second quarter of 2004 relates to a change in the mix of income between domestic and foreign business units.

“The Company anticipates that the revenue and profitability shortfalls of the third quarter will be made up before year end. Orders that were deferred have shipped in the fourth quarter now that the component supply issue is behind us,” stated Chairman and CEO Chris Alexander. “Strong demand for multi-lane and quick service restaurant products in fourth quarter is expected to augment revenues from traditional customers to enable the Company to attain its full year revenue guidance.”

The Company closed the quarter with a sales backlog of $49.5 million, versus $51.8 million as of June 30, 2004, and $69.9 million as of September 30, 2003. Backlog fluctuates due to seasonality and the timing of new annual contracts with significant customers. A large, new US order was included in the backlog as of September 30, 2004; however, this has been offset by a decline in backlog from a European customer as the Company is currently in the process of negotiating a new contract with this customer.

The Company continued to enhance its cash position during the third quarter as cash and short-term investment balances increased to $91.9 million at September 30, 2004, compared to $88.8 million at June 30, 2004, and $51.1 million at September 30, 2003.

Operational Highlights

During the quarter, the Company announced several new initiatives and achievements related to its products including:

•	Received an additional order for 10,000 payment terminals from an existing quick service restaurant customer and launched several new multi-lane pilots with major drug, grocery, and department store chains.

•	Announced a strategic partnership with SiVault Systems Inc. to combine SiVault’s end-to-end signature verification technology with Hypercom’s point-of-transaction card payment technology to significantly improve the authentication and fulfillment of medical prescriptions at drugstore locations.

•	Received the 2004 Customer Value Enhancement Award from Frost & Sullivan in recognition of outstanding and continuous delivery of enhanced value to its customers with innovative technologies, high quality solutions, unmatched services, and time to market, to enable customers to realize and capitalize on emerging market opportunities.

FY 2004 Outlook

Reflecting the longer-term perspective of the Company’s revenue model, the Company continues to provide guidance only on a full year basis. Current guidance for revenue, income from continuing operations, and adjusted EBIDTA from continuing operations, is presented with and without the $12.9 million second quarter reserve adjustment for the Brazilian Health Ministry contract for comparative purposes, and is follows:

	2004 Guidance	2004 Guidance
	Including Brazil	Excluding Brazil
	Reserves	Reserves	2003
Revenue	$254.0 - 260.0 mm	$254.0 - 260.0 mm	$231.5 mm

Income from Continuing Ops	$8.1 - 9.5 mm	$21.0 - 22.4 mm	$13.0 mm
Depreciation and Amortization	$8.5 - 8.5 mm	$8.5 - 8.5 mm	$8.8 mm

Adjusted EBITDA from
Continuing Ops	$16.6 - 18.0 mm	$29.5- 30.9 mm	$21.8 mm

Forward guidance is predicated on a stable worldwide economy.

Hypercom Corporation has scheduled its conference call to discuss its third quarter financial results for Friday, October 29, 2004. The call will be held at 8:30a.m. EDT (5:30am Phoenix time) and will be available either through telephone dial-in or audio web cast.

The dial-in number is 1-888-550-9982 for North American callers and +1-517-308-9002 for international callers. For access to this call, participants will be required to identify the call host, Scott Tsujita, and the access code, “Earnings.”

A replay of the conference call will be available approximately one hour after the conclusion of the live call and will remain available until Friday, November 12, 2004. The replay number for North America is 1-888-568-0365. The number for international callers is +1-402-530-7908. No access code is required.

The conference call will be simultaneously web cast at Hypercom’s website, www.hypercom.com and will also be available for replay approximately one hour after the call has concluded in the investor relations section under ‘audio archive.’ It will remain on the site until the next earnings release.

About Hypercom (www.hypercom.com)

Celebrating 26 years of technological excellence, innovation, and leadership, Hypercom is a leading global provider of electronic payment solutions that add value at point-of-sale transactions for consumers, merchants, and acquirers, and yield increased profitability for its customers.

Widely recognized as the payment technology innovator, Hypercom delivers comprehensive card payment terminals, network and server solutions that help merchants and financial institutions generate revenues and increased profits.

Headquartered in Phoenix, Arizona, Hypercom’s card payment terminal, network, and server solutions are leading the transformation of electronic payments in more than 100 countries.

Forward-Looking Statements

This press release includes statements that may constitute forward-looking statements that are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, among other things, statements regarding Hypercom’s anticipated financial performance, projections regarding future revenue, operating profits, net income, cash flows, losses from discontinued operations and the performance and market acceptance of new products. Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results. Readers are referred to documents filed by Hypercom with the Securities and Exchange Commission, specifically the most recent reports on Forms 10-K, 10-Q, and 8-K, each as it may be amended from time to time, which identify important risk factors that could cause actual results to differ from those contained in the forward-looking statements.

Among the important factors or risks that could cause actual results to differ from those contained in the forward-looking statements in this press release are: the state of the competition in the payments processing industry in general; the commercial feasibility of new products, services, and market development initiatives; risks relating to the introduction of new products; projections regarding specific demand for our products and services; projections regarding future revenues, cost of sales, operating expenses, margins, cash flows, earnings, working capital and liquidity; the adequacy of our current facilities and management systems infrastructure to meet our operational needs; the status of our relationship with and condition of third parties upon whom we rely in the conduct of our business; the challenges presented by conducting business on an international basis; the sufficiency of our reserves for assets and obligations exposed to revaluation; our ability to identify and complete acquisitions and strategic investments and successfully integrate them into our business; our ability to effectively hedge our exposure to foreign currency exchange rate fluctuations; risks related to our indebtedness and compliance with restrictions and financial covenants in our loan agreements; risks associated with utilization of contract manufacturers of our products; industry and general economic conditions; and future access to capital on terms that are acceptable, as well as assumptions related to the foregoing.

The financial information contained in this press release should be read in conjunction with the consolidated financial statements and notes thereto included in Hypercom’s most recent reports on Form 10-K and 10-Q, each as it may be amended from time to time. Hypercom’s results of operations for the three months ended September 30, 2004 are not necessarily indicative of Hypercom’s operating results for any future periods. Any projections in this press release are based on limited information currently available to Hypercom, which is subject to change. Although any such projections and the factors influencing them will likely change, Hypercom will not necessarily update the information, since Hypercom will only provide guidance at certain points during the year. Such information speaks only as of the date of this release.

The Company does not endorse any projections regarding future performance that may be made by third parties.

####

Hypercom is a registered trademark of Hypercom Corporation. Optimum and Design is a trademark of Hypercom Corporation.

HYPERCOM CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

(amounts in thousands, except per share data)

	Three Months Ended September 30,
	Actual 2004	Pro Forma Adj	Pro Forma 2004	2003
Net revenue	$63,173	$—	$63,173	$59,405
Costs of revenue	38,560	—	38,560	34,101

Gross profit	24,613	—	24,613	25,304

Operating expenses:
Research and development	6,637	—	6,637	5,684
Selling, general and administrative	15,413	250	15,663	14,347

Total operating expenses	22,050	250	22,300	20,031

Income from continuing operations	2,563	(250)	2,313	5,273
Interest income	289	—	289	64
Interest expense	(392)	—	(392)	(647)
Other expense	(1)	—	(1)	(1)
Foreign currency loss	(968)	—	(968)	(914)

Income before income taxes and discontinued operations	1,491	(250)	1,241	3,775
Provision for income taxes	(907)	—	(907)	(738)

Income before discontinued operations	584	(250)	334	3,037
Income from discontinued operations (including $0.6 million loss on disposal in 2003)	—	—	—	956

Net income	$584	$(250)	$334	$3,993

Basic and diluted income per share:
Income before discontinued operations	$0.01	$—	$0.01	$0.06
Income from discontinued operations	—	—	—	0.02

Basic and diluted income per share	$0.01	$—	$0.01	$0.08

Adjusted EBITDA:
Adjusted EBITDA from continuing operations	$4,702	$(250)	$4,452	$7,432
Adjusted EBITDA from discontinued operations	—	—	—	1,915

Adjusted EBITDA	$4,702	$(250)	$4,452	$9,347

Adjusted EBITDA per share — basic:
Adjusted EBITDA from continuing operations	$0.09	$—	$0.09	$0.15
Adjusted EBITDA from discontinued operations	—	—	—	0.04

Adjusted EBITDA per share — basic	$0.09	$—	$0.09	$0.19

Adjusted EBITDA per share — diluted:
Adjusted EBITDA from continuing operations	$0.09	$—	$0.08	$0.14
Adjusted EBITDA from discontinued operations	—	—	—	0.04

Adjusted EBITDA per share — diluted	$0.09	$—	$0.08	$0.18

Weighted average common shares — basic	51,568	51,568	51,568	49,811
Weighted average common shares — diluted	53,947	53,947	53,947	51,243

HYPERCOM CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

(amounts in thousands, except per share data)

	Nine Months Ended September 30,
	Actual 2004	Pro Forma Adj	Pro Forma 2004	2003
Net revenue	$178,627	$—	$178,627	$168,101
Costs of revenue	104,820	—	104,820	98,956
Provision for deferred contract costs	11,305	(11,305)	—	—

Gross profit	62,502	11,305	73,807	69,145

Operating expenses:
Research and development	19,906	—	19,906	17,919
Selling, general and administrative	47,260	(1,385)	45,875	44,111

Total operating expenses	67,166	(1,385)	65,781	62,030

Income (loss) from continuing operations	(4,664)	12,690	8,026	7,115
Interest income	783	—	783	211
Interest expense	(1,328)	—	(1,328)	(1,782)
Other income (expense)	19	—	19	(90)
Foreign currency loss	(2,607)	—	(2,607)	(1,860)

Income (loss) before income taxes and discontinued operations	(7,797)	12,690	4,893	3,594
Provision for income taxes	(3,276)	—	(3,276)	(2,376)

Income (loss) before discontinued operations	(11,073)	12,690	1,617	1,218
Income from discontinued operations (including $2.2 million loss on disposal in 2003)	—	—	—	1,239

Net income (loss)	$(11,073)	$12,690	$1,617	$2,457

Basic income (loss) per share:
Income (loss) before discontinued operations	$(0.22)	$0.25	$0.03	$0.02
Income from discontinued operations	—	—	—	0.03

Basic income (loss) per share	$(0.22)	$0.25	$0.03	$0.05

Diluted income (loss) per share:
Income (loss) before discontinued operations	$(0.22)	$0.24	$0.03	$0.02
Income from discontinued operations	—	—	—	0.03

Diluted income (loss) per share	$(0.22)	$0.24	$0.03	$0.05

Adjusted EBITDA:
Adjusted EBITDA from continuing operations	$1,741	$12,690	$14,431	$13,786
Adjusted EBITDA from discontinued operations	—	—	—	4,704

Adjusted EBITDA	$1,741	$12,690	$14,431	$18,490

Adjusted EBITDA per share — basic:
Adjusted EBITDA from continuing operations	$0.03	$0.25	$0.28	$0.28
Adjusted EBITDA from discontinued operations	—	—	—	0.10

Adjusted EBITDA per share — basic	$0.03	$0.25	$0.28	$0.38

Adjusted EBITDA per share — diluted:
Adjusted EBITDA from continuing operations	$0.03	$0.24	$0.27	$0.28
Adjusted EBITDA from discontinued operations	—	—	—	0.09

Adjusted EBITDA per share — diluted	$0.03	$0.24	$0.27	$0.37

Weighted average common shares — basic	51,066	51,066	51,066	48,901
Weighted average common shares — diluted	53,379	53,379	53,379	49,984

HYPERCOM CORPORATION
CONSOLIDATED BALANCE SHEETS

(amounts in thousands)

	September 30, 2004	December 31, 2003
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$27,524	$65,415
Marketable securities	64,381	17,400
Accounts receivable, net	56,280	55,252
Current portion of net investment in sales-type leases	9,469	8,783
Inventories	43,351	42,262
Prepaid expenses and other current assets	5,818	13,769
Long-lived assets held for sale	1,058	852

Total current assets	207,881	203,733
Property, plant and equipment, net	28,312	28,217
Net investment in sales-type leases	19,471	20,236
Intangible assets, net	4,734	3,731
Other long-term assets	4,098	8,651

Total assets	$264,496	$264,568

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$26,637	$21,733
Accrued payroll and related expenses	7,828	8,267
Accrued sales and other taxes	4,707	6,359
Accrued liabilities	7,080	7,534
Deferred revenue	2,556	2,044
Income taxes payable	3,525	1,690
Current portion of long-term debt	574	1,058

Total current liabilities	52,907	48,685
Long-term obligations	10,957	11,586

Total liabilities	63,864	60,271
Stockholders’ equity	200,632	204,297

Total liabilities and stockholders’ equity	$264,496	$264,568

HYPERCOM CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)

(amounts in thousands)

	Three months ended September 30,		Nine months ended September 30,
	2004	2003	2004	2003
Cash flows from continuing operations:
Net income (loss) from continuing operations	$584	$3,037	$(11,073)	$1,218
Adjustments to reconcile net income (loss) from continuing operations to net cash provided by (used in) operating activities:
Amortization of deferred financing costs	3	225	451	673
Depreciation/Amortization	2,140	2,160	6,386	6,761
Provision for bad debts	448	201	1,109	1,249
Provision for Brazilian Health Ministry accounts receivable	(250)	—	1,385	—
Provision for Brazilian Health Ministry contract	—	—	11,305	—
Provision for losses on sales-type leases	720	391	1,363	705
Provision for excess and obsolete inventory	2,830	1,067	6,292	3,081
Noncash stock compensation	102	—	329	—
Foreign currency loss	968	914	2,607	1,860
Changes in operating assets and liabilities:
Income tax receivable	—	—	—	9,118
Other changes in operating assets and liabilities	(3,080)	(9,030)	(9,417)	(8,086)

Net cash provided by (used in) operating activities	4,465	(1,035)	10,737	16,579

Cash flows from investing activities:
Purchase of marketable securities	(32,407)	(10,000)	(54,407)	(10,000)
Proceeds from the sale or maturity of marketable securities	—	—	7,500	—
Proceeds from the sale of discontinued operations	—	4,039	—	4,039
Acquisition of other assets	(669)	(326)	(3,437)	(1,035)
Purchase of property, plant, and equipment	(859)	(484)	(3,783)	(3,316)

Net cash used in investing activities	(33,935)	(6,771)	(54,127)	(10,312)

Cash flows from financing activities:
Repayment of long-term debt	(182)	(361)	(803)	(1,089)
Proceeds from issuance of common stock	470	211	6,023	5,240
Payments received on advances to stockholders	—	—	1,056	—
Advances to discontinued operations	—	(1,802)	—	(1,000)

Net cash provided by (used in) financing activities	288	(1,952)	6,276	3,151

Effect of exchange rate changes on cash	80	54	(31)	466

Net (decrease) increase in cash flows from continuing operations	(29,102)	(9,704)	(37,145)	9,884
Net (decrease) increase in cash flows from discontinued operations	(268)	3,647	(746)	8,136
Cash and cash equivalents, beginning of period	56,894	47,146	65,415	23,069

Cash and cash equivalents, end of period	$27,524	$41,089	$27,524	$41,089

Note 1: Reconciliation of Non-GAAP Measures

This earnings release contains non-GAAP financial measures. For purposes of Regulation G, a non-GAAP financial measure is a numerical measure of a registrant’s historical or future financial performance, financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with GAAP in the statement of income, balance sheet, or statement of cash flows (or equivalent statements) of the issuer; or includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented. In this regard, GAAP refers to generally accepted accounting principles in the United States. Pursuant to the requirements of Regulation G, the Corporation has provided a reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measures.

Pro forma operating results are presented in the earnings release because management believes that it is of interest to its investors to reflect the current period operating results exclusive of any material non-recurring items for comparability purposes. During the second quarter ended June 30, 2004, the Company recorded a charge to operations for approximately $12.9 million to fully reserve amounts recorded under its contract with the Brazilian Health Ministry. The charge consisted of $11.3 million reserve against deferred contract costs, which was recorded in cost of revenues, and $1.6 million reserve against accounts receivables, which was recorded in selling expense. Since the second quarter 2004, the Company has received $0.3 million from the Brazilian Health Ministry and, accordingly, has reversed $0.3 million of the previously established accounts receivable reserve. The Company recorded these reserves as a result of increasing concerns with the Brazilian Health Ministry’s lack of timely payments and lack of acknowledgment and acceptance of previously submitted contract claims. In addition, and further complicating the situation, is the Ministry’s own political environment which, during the second quarter, experienced a very serious internal scandal, completely unrelated to the Company, but casting additional doubt and concern over the ability to recover, timely, the amounts owed under our contract. The pro forma 2004 results and related pro forma adjustments are not GAAP and the pro forma 2004 results should not be considered a substitute for the actual 2004 unaudited results in this earnings release.

Adjusted EBITDA is presented in the earnings release because management believes that it is a commonly used financial measure that is of interest to its investors. The Corporation defines adjusted EBITDA as earnings before interest, income taxes, depreciation, and amortization, adjusted to exclude foreign currency gains and losses, and certain other material non-cash unusual or infrequently occurring items. Adjusted EBITDA does not represent cash flow from operations, as defined by generally accepted accounting principles in the United States. Adjusted EBITDA should not be considered as a substitute for net income or loss, or as an indicator of operating performance or whether cash flows will be sufficient to fund cash needs.

Below is a reconciliation of income (loss) before taxes and discontinued operations to adjusted EBITDA from continuing operations (amounts in thousands and unaudited):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2004	2003	2004	2003
Adjusted EBITDA from continuing operations:
Income (loss) before income taxes and discontinued operations	$1,491	$3,775	$(7,797)	$3,594
Depreciation/Amortization expense	2,140	2,160	6,386	6,761
Foreign currency loss	968	914	2,607	1,860
Interest, net	103	583	545	1,571

Adjusted EBITDA from continuing operations	$4,702	$7,432	$1,741	$13,786

Below is a reconciliation of the income from discontinued operations to adjusted EBITDA from discontinued operations (amounts in thousands and unaudited):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2004	2003	2004	2003
Adjusted EBITDA from discontinued operations:
Income from discontinued operations	$—	$956	$—	$1,239
Noncash asset write-downs	—	300	—	1,363
Depreciation expense	—	460	—	1,076
Foreign currency loss	—	(52)	—	70
Interest, net	—	251	—	956

Adjusted EBITDA from discontinued operations	$—	$1,915	$—	$4,704